 As filed with the Securities and Exchange Commission on June 19, 2017.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bison Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing 100016, China

+86(10) 8444-6968

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

+1 (212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service

Copies to:

Louis Taubman, Esq. Arila Er Zhou, Esq. Hunter Taubman Fischer &Li LLC 1450 Broadway, 26th Floor New York, NY10018 +1 (917) 512-0827 +1 (212) 202-6380 — Facsimile	Michael Killourhy Ogier Ritter House, 6th Floor Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 (+1284) 852 7300	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York10174 +1 (212) 818-8800 +1 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒: 333-218404

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one ordinary share of no par value, one right entitling the holder to receive one-tenth (1/10) of one ordinary share and one-half (1/2) of one Warrant, each whole Warrant entitling the holder to purchase one ordinary share(2)(3)	287,500	$10.00	$2,875,000	$333.21
Ordinary shares of no par value, included as part of the units(3)	287,500	—	—	—	(4)
Warrants included as part of the units(3)	143,750	—	—	—	(4)
Rights included as part of the units(3)	287,500	—	—	—	(4)
Ordinary shares underlying the warrants(3)	287,500	—	—	—	(4)
Ordinary shares underlying the rights(3)	28,750	—	—	—	(4)
Total			$2,875,000	$333.21

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Represents only the additional number of securities being registered and includes 287,500 Units, 287,500 Ordinary Shares, 287,500 Rights and 143,750 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-218404).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(o).

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Bison Capital Acquisition Corp., a British Virgin Islands corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-218404) (the “Prior Registration Statement”), initially filed by the Registrant on May 31, 2017 and declared effective by the Securities and Exchange Commission on June 19, 2017.

This Registration Statement covers the registration of an additional 287,500 of the Registrant’s units. Each unit consists of one ordinary share of no par value, one right and one-half (1/2) of one warrant. Each right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in the prospectus. Each warrant will become exercisable on the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of June 20, 2017), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than June 20, 2017.

Item 16. Exhibits and Financial Statement Schedules.

(a)      The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Form of Opinion of Ogier
5.2	Form of Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Marcum LLP
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Hunter Taubman Fischer &Li LLC (included in Exhibit 5.2)

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on the 19th day of June, 2017.

BISON CAPITAL ACQUISITION CORP.

By:	/s/ James Jiayuan Tong
Name:	James Jiayuan Tong
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Jiayuan Tong his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peixin Xu	President and Chairman of the Board	June 19, 2017
Peixin Xu

/s/ James Jiayuan Tong	Chief Executive Officer and Chief Financial Officer	June 19, 2017
James Jiayuan Tong	(Principal Executive Officer, Principal Financial and Accounting Officer), Director

/s/ Peng Jin	Chief Operating Officer and Secretary	June 19, 2017
Peng Jin

/s/ Thomas Folinsbee	Director	June 19, 2017
Thomas Folinsbee

/s/ Ning Wang	Director	June 19, 2017
Ning Wang

/s/ Charles Vincent Prizzi	Director	June 19, 2017
Charles Vincent Prizzi

2